UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 3, 2006

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 3, 2006 Overstock.com, Inc. (the “Company”) obtained a Waiver from Hamblin Watsa Investment Counsel Ltd. In its capacity as the investment manager for Odyssey America Reinsurance Corporation and its insurance subsidiaries, as a holder of 3.75% Convertible Senior Notes issued by the Company (collectively, the “Holder”).

The Indenture relating to the 3.75% Convertible Senior Notes issued by the Company in November 2004 (the “Senior Notes”) contains a “Fundamental Change” provision as defined in Section 3.7(a) of the Indenture.  In general, and subject in all respects to the terms of the Indenture, the “Fundamental Change” provision could require the Company to offer to repurchase the outstanding Senior Notes upon the occurrence of a “Fundamental Change”, as defined in the Indenture.

Subject to a number of limitations, the Waiver waives any right of the Holder to require the Company to repurchase any Senior Notes then held by the Holder or any of its subsidiaries, or to otherwise make any payment to the Holder or any of its insurance subsidiaries, as a result of, or in connection with, the occurrence of any “Fundamental Change”, to the extent that the “Fundamental Change” results solely from any acquisition by Patrick Byrne and/or John Byrne and/or immediate members of the Byrne family and/or wholly-owned affiliates of Patrick Byrne or John Byrne of additional shares of the Company’s common stock or the ownership by any or all of such persons of a number of shares sufficient to constitute a “Fundamental Change” for purposes of the Indenture.

The Waiver provides that it will become void two years after its date.  In addition, the Waiver provides that it will become void to the extent that (1) John Byrne is no longer a director of the Company, (2) Patrick Byrne is no longer an executive officer of the Company, (3) the individual or aggregate effect of any acquisitions by the persons described above constitutes a going private transaction, (4) the Company is delisted from Nasdaq, or (5) the Company’s common stock becomes subject to any cease trade, halt or freeze order that lasts for more than one trading day.

To the knowledge of the Company, the Holder and/or its affiliates holds an aggregate of $23.725 million principal amount of the Senior Notes at September, 2005, the date of Holder’s latest public filing.  To the knowledge of the Company, the Holder and/or its affiliates also beneficially owned an aggregate of 1,377,470 shares of the Company’s common stock at December 31, 2005 (including shares issuable upon conversion of Senior Notes), the date of Holder’s latest public filing, representing approximately 7.1% of the Company’s outstanding common stock.  There are no other material relationships between the Company or its affiliates and any of the parties to the Waiver, other than in respect of the terms of the Waiver.  The Company paid the Holder $50,000 as partial consideration for the execution and delivery of the Waiver.

The Waiver is filed or furnished as Exhibit 10.1 to this Current Report on Form 8-K, and reference is hereby made to such document for a more complete description of its terms.

Item 7.01                                             Regulation FD Disclosure.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)              Exhibits.                10.1         Waiver dated April 3, 2006.

Certain statements contained in this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David K. Chidester
David K. Chidester
Senior Vice President, Finance
Date: April 3, 2006